Exhibit 10.6

AMENDED AND RESTATED
INVESTMENT TECHNOLOGY GROUP, INC.
DIRECTORS’ EQUITY SUBPLAN

1.             Introduction.

The Investment Technology Group, Inc. Directors’ Equity Subplan (the “Subplan”) was originally implemented by Investment Technology Group, Inc. (the “Company”) under the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the “1994 Plan”) and was merged with and into the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) effective as of May 8, 2007 (the “Effective Date”), the terms of which are incorporated herein by reference. Effective as of the Effective Date, the Subplan shall continue in effect according to the terms set forth herein as a subplan under the 2007 Plan. The purpose of the Subplan is to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of stockholders of the Company, and to assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors. The Subplan is amended and restated herein, effective for Options or Stock Units granted on or after the Effective Date. Options or Stock Units granted prior to the Effective Date shall be governed by the Subplan as in effect prior to this amendment and restatement.

2.                                       Definitions.

Capitalized terms used in the Subplan but not defined herein shall have the same meanings as defined in the 2007 Plan. In addition to such terms and the terms defined in Section 1 hereof, the following terms used in the Subplan shall have the meaning set forth below.

(a)                                  “Director” means a member of the Board who is not employed by the Company or any of its subsidiaries.

(b)                                 “Disability” has the meaning ascribed to such term in section 22(e)(3) of the Code.

3.                                       Administration.

The Subplan shall be administered by the Committee. The Committee shall have full authority to construe and interpret the Subplan, and any action of the Committee with respect to the Subplan shall be final, conclusive, and binding on all persons.

4.                                       Options.

(a)                                  Initial Options. An Option to purchase a number of shares of Company Stock having a Fair Market Value on the date of grant, based on the Black-Scholes option pricing model (or such other model utilized by the Company in valuing Company equity awards in accordance with U.S. Generally Accepted Accounting Principles), equal to $100,000 will be granted under the Subplan to each person who is first elected or appointed to serve as a Director of the Company after the Effective Date, such grants to be effective on the date of such first election or appointment. For purposes of this Subplan, all determinations of Fair Market Value of Options using the Black-Scholes option pricing model will be based on the full five year Option term, the volatility assumption for the Company Stock used in the Company’s annual report on Form 10-K for the prior year, and the grant date risk-free interest rate.

(b)                                 Annual Options. An Option to purchase a number of shares of Company Stock having a Fair Market Value on the date of grant, based on the Black-Scholes option pricing model (or such other model utilized by the Company in valuing Company equity awards in accordance with U.S. Generally Accepted Accounting Principles), equal to $36,000 will be granted, on the forty fifth (45th) day following each of the Company’s annual meetings of stockholders at which Directors (or a class of Directors if the Company then has a classified Board of Directors) are elected or reelected by the Company’s stockholders, to each Director in office on the date of grant; provided, however, that no such grant will be made to a person first elected or appointed to serve as a Director of the Company at such annual meeting of stockholders.

(c)                                  Exercise Price. The exercise price per share of Company Stock purchasable under an Option will be equal to 100% of the Fair Market Value of a share of Company Stock on the date of grant of the Option.

(d)                                 Option Term. Each Option will expire five years after the date of grant; provided, however, that if the Participant ceases to serve as a Director of the Company prior to five years after the date of grant, the Option will expire as follows (except as otherwise provided in Section 4(f)): (i) if the Participant ceases to serve as a Director of the Company due to the Participant’s death, Disability, or retirement at or after age 65, twelve months after such cessation of service, but in no event later than five years after the date of grant; and (ii) if the Participant ceases to serve as a Director of the Company for any reason other than due to the Participant’s death, Disability, or retirement at or after age 65, at the date sixty (60) days after such cessation of service, but in no event later than five years after the date of grant.

(e)                                  Exercisability. Each Option will vest and become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant and continuing on the following two anniversaries and will thereafter remain exercisable until the Option expires; provided, however, that each Option will vest and become immediately exercisable in full upon a Change in Control. In the event the Participant ceases to serve as a Director of the Company by reason of the Participant’s death or Disability, the Option shall become vested and exercisable in full at the time of such termination. In the event the Participant ceases to serve as a Director of the Company for any other reason (except as otherwise provided in Section 4(f) below) any portion of the Option that has not yet vested shall be forfeited.

(f)                                    Continued Service as an Employee. If a Participant ceases serving as a Director and, immediately thereafter, he or she is employed by the Company or any subsidiary, then, solely for purposes of Sections 4(d) and (e) and Sections 5(d) and (e) of the Subplan, such Participant will not be deemed to have ceased service as a Director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued

service as a Director; provided, however, that such former Director will not be eligible for additional grants of Options or Stock Units under the Subplan.

(g)                                 Method of Exercise. A Participant (or other person entitled to exercise an Option) may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares of Company Stock to be purchased, and paying in full the exercise price as provided in the 2007 Plan.

(h)                                 Nontransferability. Options shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized by the Committee, and during the Participant’s lifetime, such Options and rights shall be exercisable only by such the Participant or the Participant’s duly appointed guardian or legal representative. The foregoing notwithstanding, the Committee may provide that Options (or rights or interests therein), may be transferable, including permitting transfers to a Participant’s immediate family members (i.e., spouse, children, grandchildren, or siblings as well as the Participant), to trust for the benefits of such immediate family members, and to the partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the 2007 Plan.

5.                                       Stock Units.

(a)                                  Initial Stock Units. A number of Stock Units having a value, as determined below on the date of grant, equal to $100,000 will be granted under the Subplan to each person who is first elected or appointed to serve as a Director of the Company after the Effective Date, such grants to be effective on the date of such first election or appointment. For purposes of this Subplan, all determinations of value of Stock Units shall be made by treating the value of a Stock Unit as equal to the Fair Market Value of a share of Company Stock on the date of grant.

(b)                                 Annual Stock Units. A number of  Stock Units having a value, as determined above on the date of grant, equal to $36,000 will be granted on the forty fifth (45th) day following each of the Company’s annual meetings of stockholders at which Directors (or a class of Directors if the Company then has a classified Board of Directors) are elected or reelected by the Company’s stockholders, to each Director in office on the date of grant; provided, however, that no such grant will be made to a person first elected or appointed to serve as a Director of the Company at such annual meeting of stockholders.

(c)                                  Vesting of Award. The Stock Units will become vested in three equal annual installments, commencing on the first anniversary of the date of grant and continuing thereafter on the second and third anniversaries thereof; provided, however, that the Stock Units will become immediately vested in full upon a Change in Control. Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Stock Units under Section 5(d) of the 2007 Plan shall be subject to the vesting schedule in this Section 5(c).

(d)                                 Termination of Service; Forfeiture of Unvested Stock Units. In the event the Participant ceases to serve as a Director of the Company by reason of the Participant’s death or Disability, the Stock Units shall become vested in full at the time of such termination. In the event the Participant ceases to serve as a Director of the Company for any other reason (except as otherwise provided in Section 4(f) above) any portion of the Stock Units that have not yet vested shall be forfeited.

(e)                                  Distribution of Shares.  The Company shall distribute to the Participant (or his or her heirs in the event of the Participant’s death) at the time of vesting of the Stock Units, a number of shares of Company Stock equal to the number of Stock Units then held by the Participant that became vested at such time; provided, however, that the Participant may elect that the distribution of the shares of Company Stock subject to a Stock Unit be deferred until the time the Participant ceases to be a Director of the Company for any reason (except as otherwise provided in Section 4(f)), such election to be made in writing prior to the beginning of the calendar year in which the Stock Unit is granted to the Participant (except that such a deferral election may be made (i) in the case of Stock Units granted under Section 5(a) hereof, at any time on or prior to the date the Director is first elected or appointed to serve as a Director of the Company, and (ii) in the case of Stock Units granted in connection with the first annual meeting of stockholders of the Company that occurs after the Effective Date of this Subplan, at any time on or prior to the date of grant).

(f)                                    Rights and Restrictions.  The Stock Units shall not be transferable, other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Stock Units and delivery of the shares of Company Stock to the Participant, the Participant shall not have any rights or privileges of a stockholder as to the shares of Company Stock subject to the Stock Units. Specifically, the Participant shall not have the right to receive dividends or the right to vote such shares of Company Stock prior to vesting of the Stock Units and delivery of the shares of Company Stock.

6.                                       General.

(a)                                  Compliance with Legal and Trading Requirements. The Subplan shall be subject to all applicable laws, rules and regulations, including, but not limited to, federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)                                 Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Subplan without the consent of stockholders of the Company or individual Directors; provided, however, that, without the consent of an affected Director, no amendment, alteration, suspension, discontinuation, or termination of the Subplan may impair or, in any other manner, adversely affect the rights of such Director to outstanding Options or Stock Units granted hereunder.

(c)                                  Unfunded Status of Awards. Section 5 of this Subplan is intended to constitute an “unfunded” plan of deferred compensation. With respect to any payments not yet made to a Director, nothing contained in the Subplan shall give any such Director any rights that are greater than those of a general creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Subplan to deliver cash, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Subplan unless the Company otherwise determines with the consent of each affected Director.

(d)                                 Nonexclusivity of the Subplan. The adoption of the Subplan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of Options and other awards otherwise than under the Subplan, and such arrangements may be either applicable generally or only in specific cases.

(e)                                  Adjustments. The adjustment provisions in Section 5(d) of the 2007 Plan are incorporated herein by reference and shall apply in the case of Options and Stock Units granted hereunder; provided, however, that no adjustment shall be made pursuant thereto that causes any Option to be treated as deferred compensation pursuant to section 409A of the Code.

(f)                                    No Right to Remain on the Board. Neither the Subplan nor the crediting of awards under the Subplan shall be deemed to give any individual a right to remain a director of the Company or create any obligation on the part of the Board to nominate any Director for reelection by the stockholders of the Company.

(g)                                 Section 409A . It is intended that this Subplan and awards issued hereunder will comply with section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the awards are subject thereto, and this Subplan and such awards shall be interpreted on a basis consistent with such intent. This Subplan and any award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with section 409A of the Code.

(h)                                 Governing Law. The validity, construction, and effect of the Subplan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

(i)                                     Titles and Headings. The titles and headings of the Sections in the Subplan are for convenience of reference only. In the event of any conflict, the text of the Subplan, rather than such titles or headings, shall control.

Amended and Restated by the Committee effective:  May 8, 2007